EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made this 2nd day of May, 1996, by and between Byron
L. Gilman, of Minnetonka, Minnesota (the "Executive") and SurVivaLink Corporation, a Minnesota corporation (the "Company").

                                R E C I T A L S:

         A. The Executive is presently employed as Chief Executive Officer of the Company.

         B. The Executive's experience and knowledge are considered to be necessary to the continued success of the Company's business.

         C. The Company wishes to enter into an agreement with the Executive governing the terms and conditions of his employment, and the Executive is willing to be employed on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

         1. Employment. The Company agrees to employ the Executive, and the Executive agrees to remain in the full-time employ of the Company, for the period (the "Employment Period") beginning on the date of this Agreement and ending on May 2, 1999 (the "Expiration Date"); provided, that on May 2, 1997, and on each May 2 thereafter ("Renewal Date"), the Employment Period and the Expiration Date shall automatically be extended to the date which is thirty-six
(36) months after such Renewal Date unless, not later than such Renewal Date, the Company gives the Executive written notice that the Employment Period shall not be so extended. Notwithstanding the foregoing, in no event shall the Employment Period continue beyond the earliest to occur of the date as of which the Executive's employment is terminated pursuant to paragraph 4 (disability of the Executive), paragraph 5 (death of the Executive) or paragraph 7 (termination of employment) of this Agreement. During the Employment Period, the Executive shall serve as the Chief Executive Officer of the Company or in such other executive position as may be designated from time to time by the Board of Directors, and shall perform such executive and managerial duties consistent with such position as may be assigned to the Executive from time to time by the Board of Directors of the Company. The Executive shall devote his best efforts and his full business time and attention (except for usual vacation periods and reasonable periods of illness or other incapacity) to the business of the Company.

         2. Location. The Executive shall be based at, and shall perform his duties in, the Twin Cities metropolitan area, or at such other location as may be mutually agreed upon by the Executive and the Board of Directors of the Company (the "Base Employment Area"). The Executive shall, however, also travel to other locations at such times as may be appropriate for the performance of his duties under this Agreement.

         3. Compensation. During the Employment Period, the Executive shall be compensated as follows:

               (a) Salary. The Executive shall be paid a salary at a rate which is not less than $120,000 per year, exclusive of bonuses, merit raises and promotions, if any, which may from time to time be awarded to the Executive at the sole discretion of the Board of Directors of the Company. The Executive's salary shall be paid in equal installments on the Company's regular payroll dates.

               (b) Expenses. The Executive shall be reimbursed for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company relating to the reimbursement of expenses.

               (c) Fringe Benefits. In addition to any other compensation provided under this Agreement, the Executive shall also be entitled to participate, during the Employment Period, in any and all pension, profit sharing, and other employee benefit plans or fringe benefit programs which are from time to time maintained by the Company, in accordance with the provisions of such plans or programs as from time to time in effect.

               (d) Deduction and Withholding. All compensation and other benefits payable to or on behalf of the Executive pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by the Executive or required by applicable law.

         4. Disability. If, during the Employment Period, the Executive shall become incapacitated by accident or illness and, in the sole determination of the Company, shall be unable to perform the duties of the positions he then occupies for a period of ninety (90) consecutive days, the Company shall have the right to terminate the Employment Period effective at any time after such ninety (90) day period of disability by thirty (30) days advance written notice to the Executive. If the Employment Period is thus terminated:

                  (i) The Executive shall be entitled to compensation and benefits accrued through the effective date of such termination.

                  (ii) Any stock options held by the Executive shall become exercisable in full on the effective date of such termination, and shall remain exercisable until the earlier of (A) the date that is twelve (12) months after the effective date of such termination, or (B) the expiration date specified in such stock options (assuming the Executive had continued to be employed by the Company); and during such period the Executive shall have the right to exercise such stock options in accordance with their terms or to exchange such stock options, in whole or in part, for a number of shares having a market value equal to the amount by which the aggregate market value of the common stock underlying such option at the date such right is exercised, exceeds the aggregate exercise price of such option.

         5. Death. If the Executive shall die during the Employment Period:

                  (i) The Executive shall be entitled to compensation and benefits accrued through the date of death.

                  (ii) Any stock options held by the Executive shall become exercisable in full on the date of his death, and shall remain exercisable until the earlier of (A) the date that is twelve (12) months after the date of death, or (B) the expiration date specified in such stock options (assuming the Executive had continued to be employed by the Company); and during such period the legal representatives of the Executive or the persons to whom his rights under the stock options shall pass shall have the right to exercise such stock options in accordance with their terms or to exchange such stock options, in whole or in part, for a number of shares having a market value equal to the amount by which the aggregate market value of the common stock underlying such option at the date such right is exercised, exceeds the aggregate exercise price of such option.

         6. Other Benefits. The compensation provisions of this Agreement shall be in addition to, and not in derogation or diminution of, any benefits that the Executive or his beneficiaries may be entitled to receive under the provisions of any pension, profit sharing, disability, or other employee benefit plan now or hereafter maintained by the Company.

         7. Termination.

               (a) The Company may terminate the Executive's employment as follows:

                  (i) At any time prior to a "Change in Control" (as such term is defined in subparagraph (f) below), the Company may terminate the Executive's employment without cause upon sixty (60) days prior written notice to the Executive.

                  (ii) The Company may terminate the Executive's employment for a performance deficiency upon sixty (60) days prior written notice to the Executive. Such notice shall specify in reasonable detail the nature of the performance deficiency and, during such sixty (60) day period, the Executive shall have the opportunity to cure the stated performance deficiency. If the Executive fails to cure a stated performance deficiency, the Employment Period shall terminate at the end of the sixty (60) day notice period, but without prejudice to the Executive's right to contest the existence of any performance deficiency and/or to contest the fact that the performance deficiency has not been cured. For the purposes of this Agreement, "performance deficiency" shall mean the Executive's incompetence, failure to perform stated duties, or breach of any provision of this Agreement, which, in any such case, is detrimental in a significant way to the business of the Company.

                  (iii) The Company may terminate the Executive's employment for cause immediately, by written notice to the Executive, which notice shall specify in reasonable detail the nature of the cause. The Employment Period shall terminate on the date such written notice is given, but without prejudice to the Executive's right to contest the existence of any stated cause. For the purposes of this Agreement, "cause" shall mean any conduct by the Executive involving personal dishonesty, moral turpitude, willful misconduct, breach of a fiduciary duty involving personal profit, or willful violation of any law, rule or regulation, which, in any such case, is detrimental in a significant way to the business of the Company.

               (b) The Executive may voluntarily terminate his employment at any time upon sixty (60) days prior written notice to the Company, whereupon the Employment Period shall terminate at the end of the sixty (60) day notice period.

               (c) If the Company terminates the Executive's employment without cause pursuant to subparagraph 7(a)(i) of this Agreement, the Executive shall continue to receive his base salary (at the highest annual rate in effect during the Employment Period) until the date that is twelve (12) months after the effective date of such termination.

               (d) If the Company terminates the Executive's employment for cause, or if the Executive voluntarily terminates his employment under circumstances other than those specified in paragraphs 7(e) or 14, the Executive shall not be entitled to receive any compensation or other benefits pursuant to this Agreement other than compensation or benefits accrued through the effective date of such termination.

               (e) If, after a "Change in Control" (as such term is defined in subparagraph (f) below) and prior to the then current Expiration Date, (1) the Executive voluntarily terminates his employment (A) because he has been reassigned to a position of lesser rank or status or to a different Base Employment Area, (B) because his base salary has been reduced, or (C) because his benefits have been reduced (unless such reduction is made uniformly in a plan of general application to all of the Company's eligible employees); or (2) the Company terminates the Executive's employment for reasons other than those specified in paragraph 4 (disability of the Executive), paragraph 5 (death of the Executive) or subparagraph 7(a)(iii) (termination of employment for cause) of this Agreement, then:

                  (i) The Executive shall continue to receive his base salary (at the highest annual rate in effect during the Employment Period) until the later of the then current Expiration Date or the date that is twelve (12) months after the effective date of such termination.

                  (ii) Any stock options held by the Executive shall become exercisable in full on the effective date of such termination, and shall remain exercisable until the expiration date specified in such stock options (assuming the Executive had continued to be employed by the Company); and during such period the Executive shall have the right to exercise such stock options in accordance with their terms or to exchange such stock options, in whole or in part, for a number of shares having a market value equal to the amount by which the aggregate market value of the common stock underlying such option at the date such right is exercised, exceeds the aggregate exercise price of such option.

                  (iii) The Company, pursuant to federal law, will make available to the Executive, for a period of eighteen (18) months following the effective date of such termination (the "COBRA Period"), a continuation of the group medical insurance coverage provided by the Company as in effect immediately prior to such termination date; and the Company shall pay the cost of such benefits until the later of the then current Expiration Date or the date that is twelve (12) months after the effective date of such termination.

                  (iv) The Executive shall continue to participate in any medical, life, disability, or similar employee benefit plans maintained by the Company, but which are not subject to COBRA, to the extent he was eligible to participate in such plans at any time during the twelve
         (12) months immediately preceding his termination of employment, through the earlier of the then current Expiration Date or the date of his death; provided, that if such continued participation is precluded by the provisions of such plans or by applicable law, the Company will purchase for the benefit of the Executive individual insurance policies that provide the Executive with comparable benefits of equivalent value; and provided further, that if such individual insurance policies are not reasonably available, the Company shall pay directly to the Executive the greater of (A) the amount that otherwise would have been contributed to such benefit plan had continued participation not been precluded, or (B) the amount required for the purchase of an individual insurance policy if such policy were available.

               (f) For the purposes of this paragraph 7, a "Change in Control" shall be deemed to occur when and if, during the term of this Agreement:

                  (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than the Company becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the voting power of all of the then outstanding securities of the Company; or

                  (ii) persons who, at the beginning of any twelve (12) consecutive month period, constitute the Board of Directors of the Company cease, at the end of such period, to constitute at least a majority thereof, unless the nomination of each new director was approved by a vote of at least three-fourths (3/4) of the directors then still in office who were directors at the beginning of such period.

         8. Rights to Inventions. With respect to all Inventions made or conceived by the Executive, whether or not during the hours of his employment or with the use of Company facilities, materials, or personnel, either solely or jointly with others, during the term of his employment by the Company and for a period of six months after termination of such employment, and without royalty or any other consideration, the Executive hereby agrees as follows:

                  (a) Reports. The Executive shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved. A report shall also be submitted by the Executive upon completion of any study or research project undertaken on the Company's behalf, whether or not in the Executive's opinion a given study or project has resulted in an Invention.

               (b) Assignment. The Executive hereby assigns and agrees to assign to the Company all of his rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign letters patent and resulting letters patent; provided, however, that Executive shall not be required to assign his rights to any Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Executive's own time, and (1) which does not relate (A) directly to the business of the Company or (B) to the Company's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Executive for the Company.

                 (c) Patents. At the Company's request and expense, the Executive shall execute such documents and provide such assistance as may be deemed necessary by the Company to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

         9. Competition.

               (a) For the purposes of this paragraph 9:

                  (i) "Conflicting Organization" means any person or organization engaged, directly or indirectly, in the research, development, production, marketing or selling of a Conflicting Product.

                  (ii) "Conflicting Product" means any product, process, or service of any person or organization, other than the Company, in existence or under development, which performs similar functions or is used for the same general purposes as a product, process, or service which is the subject of research, development, production, marketing or selling activities of the Company.

               (b) During the Employment Period, and for a period of twelve months after termination, the Executive will not render services, directly or indirectly, to a Conflicting Organization, except that the Executive may accept employment with a Conflicting Organization after termination if the Company receives written assurances, satisfactory to the Company, from such Conflicting Organization and from the Executive that the Executive will not render services directly or indirectly in connection with any Conflicting Product.

         10. Confidential Information.

               (a) For purposes of this paragraph 10, "Confidential Information" means any and all information disclosed or made available to the Executive or known by the Executive as a direct or indirect consequence of or through his employment by the Company and not generally known in the industry in which the Company is or may become engaged, or any information related to the Company's products, processes, or services, including, but not limited to, information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, or selling.

               (b) Confidentiality. Except as required in the performance of his duties to the Company, the Executive shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish, or otherwise make available any Confidential Information, or any portion thereof.

               (c) Return of Confidential Information. Upon termination of his employment with the Company, all documents, records, notebooks, and similar repositories containing Confidential Information, including copies thereof, then in the Executive's possession, whether prepared by him or others, shall be promptly returned to the Company. If at any time after the termination of employment the Executive determines that he has any Confidential Information in his possession or control, he shall immediately return to the Company all such Confidential Information, including all copies and portions thereof.

         11. Enforcement. If, at the time of enforcement of any provision of paragraph 9 or 10, a court shall hold that the period, scope, or geographical area restrictions stated therein are unreasonable under circumstances then existing, the maximum period, scope, or geographical area reasonable under the circumstances shall be substituted for the stated period, scope, or area. In the event of a breach by the Executive of any of the provisions of paragraph 9 or 10, the Company may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

         12. Payment of Costs. If a dispute arises regarding a termination of the Executive's employment or the interpretation or enforcement of this Agreement and the Executive or the Company obtains a final judgment in his or its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, all reasonable legal fees and expenses incurred by the prevailing party in contesting, disputing or defending any such termination, in seeking to obtain or enforce, or defend against the enforcement of, any right or benefit provided for in this Agreement, or in otherwise pursuing or defending such a claim will be promptly paid by the other party, with interest thereon at the highest Minnesota statutory rate for interest on judgments against private parties, from the date of payment thereof by the prevailing party to the date of reimbursement to the prevailing party by the other party. If such a claim is settled by the parties prior to the rendering of such a final judgment, such expenses of the prevailing party shall be paid as provided in the settlement agreement.

         13. Mitigation. The Executive is not required to mitigate the amount of any payments to be made pursuant to this Agreement by seeking other employment or otherwise, nor shall the amount of any payments provided for in this Agreement be reduced by any compensation earned by the Executive as the result of his self-employment or his employment by another employer after the date of termination of his employment with the Company.

         14. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place unless, in the opinion of legal counsel to the Executive, this Agreement has been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall be a breach of this Agreement and shall entitle the Executive to terminate his employment with the Company and to receive the payments and other benefits provided for in subparagraph 7(e). As used in this Agreement, "Company" shall mean the Company and any successor to the business and/or assets of the Company which executes and delivers the agreement provided for in this paragraph 14 or which otherwise becomes bound by all the terms and provisions of this Agreement as a matter of law.

         This Agreement shall inure to the benefit of, and shall be enforceable by the Executive, his legal representative or other successors in interest.

         15. Taxes. If, for any reason, any part or all of the amounts payable to the Executive pursuant to this Agreement are deemed to be "excess parachute payments" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive, in addition to any other amounts that he may be entitled to receive pursuant to this Agreement, an amount which, after all federal, state and local taxes (of whatever kind) imposed on the Executive with respect to such amount are subtracted therefrom, is equal to the excise taxes imposed on such excess parachute payments pursuant to Section 4999 of the Code.

         16. General Provisions.

               (a) Assignments. The Executive's rights and interests under this Agreement may not be assigned, pledged, or encumbered by him without the Company's written consent.

               (b) Effect of Headings. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

               (c) Modification, Amendment, Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right to either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

               (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (e) Choice of Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the laws (other than conflict laws) of the State of Minnesota.

               (f) Notices. Any notice to be served under this Agreement shall be in writing and shall be mailed by registered mail, return receipt requested, addressed:

                  If to the Company, to:   SurVivaLink Corporation
                                           5420 Feltl Road
                                           Minnetonka, MN 55343
                                           Attention:  Board of Directors

                  If to the Executive, to: Byron L. Gilman
                                           2240 S. Plymouth #104
                                           Minnetonka, Minnesota 55305



or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

               (g) Survival. The rights and obligations of the parties (including but not limited to the provisions of paragraphs 8, 9 and 10 hereof) shall survive the term of the Executive's employment to the extent that any performance is required under this Agreement after the expiration or termination of such term.

               (h) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter thereof, and supersedes all previous agreements between the parties relating to the same subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                  The Company:  SurVivaLink Corporation


                                By: /s/ DAVID S. GOLDSTEEN

                                Its:    Board Member and
                                        Member of Compensation Committee

                  The Executive:

                                   /s/  BYRON L. GILMAN
                                        Byron L. Gilman